Exhibit 23.1

                       Consent of Independent Accountants


                     SIMON KROWITZ BOLIN & ASSOCIATES, P.A.
                           11300 ROCKVILLE PIKE, SUITE
                            ROCKVILLE, MARYLAND 20852


Consent of Independent Certified Public Accountants

         As independent public accountants, we hereby consent to all references to this form under the heading "Experts" and to the incorporation of our report dated December 5, 2000 in this Registration Statement (Form SB-2) and related prospectus of VentureDrive, Inc.


/s/ Simon Krowitz Bolin & Associates, P.A.

Simon Krowitz Bolin & Associates, P.A.


August 7, 2001